Calculation of Filing Fee Tables
S-8
Live Oak Bancshares, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Voting Common Stock, no par value per share	Other	3,000,000	$ 36.09	$ 108,270,000.00	0.0001381	$ 14,952.09
2	Equity	Voting Common Stock, no par value per share	Other	350,000	$ 36.09	$ 12,631,500.00	0.0001381	$ 1,744.41
Total Offering Amounts:						$ 120,901,500.00		$ 16,696.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16,696.50
Offering Note
[1]	(1) (a) This Registration Statement on Form S-8 ("Registration Statement") covers 3,000,000 shares of voting common stock, no par value per share, of Live Oak Bancshares, Inc. ("Shares") reserved for issuance under the Live Oak Bancshares, Inc. 2026 Omnibus Stock Incentive Plan ("Omnibus Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement shall also cover any additional Shares that may become issuable under the Omnibus Plan by reason of any stock dividend, stock split, or other similar transaction affecting the Shares. (b) The Proposed Maximum Offering Price Per Unit ("Proposed Maximum") for the Omnibus Plan is estimated pursuant to Rule 457(c) and 457(h) under the Securities Act solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for the Registrant's Shares on the New York Stock Exchange on May 13, 2026 (the "High/Low" price).

[2]	(2) (a) This Registration Statement covers 350,000 Shares reserved for issuance under the Live Oak Bancshares, Inc. 2026 Employee Stock Purchase Plan (the "ESPP"). Pursuant to Rule 416(a), this Registration Statement shall also cover any additional Shares that may become issuable under the ESPP by reason of any stock dividend, stock split, or other similar transaction affecting the Shares. (b) The Proposed Maximum for the ESPP is estimated pursuant to Rule 457(c) and 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the High/Low price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources